Exhibit 99.1

2941 Fairview Park Drive, Suite 100
Falls Church, VA 22042-4513	News
www.generaldynamics.com

Contact: Lucy Ryan
Tel: 703 876 3631
lryan@generaldynamics.com

October 25, 2017

General Dynamics Reports Third-Quarter 2017 Results

•	Diluted earnings per share from continuing operations of $2.52, up 6.8%

•	Earnings from continuing operations up 4.5% to $764 million

•	Operating earnings up 3.6% to $1.1 billion

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported third-quarter 2017 earnings from continuing operations of $764 million, a 4.5 percent increase over third-quarter 2016, on revenue of $7.6 billion. Diluted earnings per share from continuing operations were $2.52 compared to $2.36 in the year-ago quarter, a 6.8 percent increase.

“Our focus on operations continues to drive strong performance, exhibited this quarter by 13.9 percent operating margin and 10.1 percent return on sales,” said Phebe N. Novakovic, chairman and chief executive officer of General Dynamics. “Total backlog rose to $63.9 billion, up 9.2 percent from the second quarter, with growth in every defense segment and good order activity at Gulfstream.”

Margin
Company-wide operating margin for the third quarter of 2017 was 13.9 percent, a 60 basis-point increase when compared to 13.3 percent in third-quarter 2016, with expansion in the Combat Systems and Information Systems and Technology groups.

Cash
Net cash provided by operating activities in the quarter totaled $871 million, compared to $499 million in the year-ago quarter. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $751 million.

Capital Deployment
The company repurchased 1.2 million of its outstanding shares in the third quarter. Year-to-date, the company has repurchased 5.9 million outstanding shares.

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Backlog
General Dynamics’ total backlog at the end of third-quarter 2017 was $63.9 billion, up 9.2 percent from the end of second-quarter 2017. The estimated potential contract value, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $25.7 billion. Total potential contract value, the sum of all backlog components, was $89.7 billion at the end of the quarter.

There was order activity across the Gulfstream product portfolio and strong demand for defense products, including a book-to-bill ratio (orders divided by revenue) greater than one-to-one in each of the defense segments. Significant awards in the quarter include $5.1 billion from the U.S. Navy to complete the design and prototype development of the lead Columbia-class submarine, the Navy's award of two Arleigh Burke-class destroyers, $615 million from the U.S. Army to produce and modernize Abrams main battle tanks, $260 million from the Army and U.S. Air Force for ammunition and ordnance, $175 million from the Army for Stryker double-V-hull vehicles and $455 million from the Centers for Medicare & Medicaid Services for contact-center services.

About General Dynamics
Headquartered in Falls Church, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; C4ISR and IT solutions; and shipbuilding. The company’s 2016 revenue was $30.6 billion. More information is available at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.

Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

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WEBCAST INFORMATION: General Dynamics will webcast its third-quarter 2017 financial results conference call at 9 a.m. EDT on Wednesday, October 25, 2017. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. on October 25 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 877-344-7529 (international: 412-317-0088); passcode 10113242. The phone replay will be available from October 25 through November 1, 2017.

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EXHIBIT A
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	October 1, 2017	October 2, 2016*	$	%
Revenue	$7,580	$7,657	$(77)	(1.0)%
Operating costs and expenses	6,528	6,642	(114)
Operating earnings	1,052	1,015	37	3.6%
Interest, net	(27)	(23)	(4)
Other, net	2	2	—
Earnings from continuing operations before income tax	1,027	994	33	3.3%
Provision for income tax, net	263	263	—
Earnings from continuing operations	764	731	33	4.5%
Discontinued operations, net of tax	—	(84)	84
Net earnings	$764	$647	$117	18.1%
Earnings per share—basic
Continuing operations	$2.56	$2.40	$0.16	6.7%
Discontinued operations	—	(0.27)	0.27
Net earnings	$2.56	$2.13	$0.43	20.2%
Basic weighted average shares outstanding	298.1	303.9
Earnings per share—diluted
Continuing operations	$2.52	$2.36	$0.16	6.8%
Discontinued operations	—	(0.27)	0.27
Net earnings	$2.52	$2.09	$0.43	20.6%
Diluted weighted average shares outstanding	303.8	309.7

* Prior-period information has been restated for the adoption of Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which we adopted on January 1, 2017.

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EXHIBIT B
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months Ended		Variance
	October 1, 2017	October 2, 2016*	$	%
Revenue	$22,696	$22,907	$(211)	(0.9)%
Operating costs and expenses	19,553	19,941	(388)
Operating earnings	3,143	2,966	177	6.0%
Interest, net	(76)	(68)	(8)
Other, net	2	13	(11)
Earnings from continuing operations before income tax	3,069	2,911	158	5.4%
Provision for income tax, net	793	812	(19)
Earnings from continuing operations	2,276	2,099	177	8.4%
Discontinued operations, net of tax	—	(97)	97
Net earnings	$2,276	$2,002	$274	13.7%
Earnings per share—basic
Continuing operations	$7.59	$6.86	$0.73	10.6%
Discontinued operations	—	(0.31)	0.31
Net earnings	$7.59	$6.55	$1.04	15.9%
Basic weighted average shares outstanding	299.9	305.4
Earnings per share—diluted
Continuing operations	$7.45	$6.74	$0.71	10.5%
Discontinued operations	—	(0.31)	0.31
Net earnings	$7.45	$6.43	$1.02	15.9%
Diluted weighted average shares outstanding	305.5	311.1

* Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	October 1, 2017	October 2, 2016*	$	%
Revenue:
Aerospace	$1,995	$1,925	$70	3.6%
Combat Systems	1,500	1,327	173	13.0%
Information Systems and Technology	2,154	2,330	(176)	(7.6)%
Marine Systems	1,931	2,075	(144)	(6.9)%
Total	$7,580	$7,657	$(77)	(1.0)%
Operating earnings:
Aerospace	$385	$377	$8	2.1%
Combat Systems	247	209	38	18.2%
Information Systems and Technology	253	239	14	5.9%
Marine Systems	179	197	(18)	(9.1)%
Corporate	(12)	(7)	(5)	(71.4)%
Total	$1,052	$1,015	$37	3.6%
Operating margin:
Aerospace	19.3%	19.6%
Combat Systems	16.5%	15.7%
Information Systems and Technology	11.7%	10.3%
Marine Systems	9.3%	9.5%
Total	13.9%	13.3%

* Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months Ended		Variance
	October 1, 2017	October 2, 2016*	$	%
Revenue:
Aerospace	$6,147	$5,990	$157	2.6%
Combat Systems	4,201	3,869	332	8.6%
Information Systems and Technology	6,404	6,873	(469)	(6.8)%
Marine Systems	5,944	6,175	(231)	(3.7)%
Total	$22,696	$22,907	$(211)	(0.9)%
Operating earnings:
Aerospace	$1,253	$1,133	$120	10.6%
Combat Systems	677	601	76	12.6%
Information Systems and Technology	729	710	19	2.7%
Marine Systems	518	553	(35)	(6.3)%
Corporate	(34)	(31)	(3)	(9.7)%
Total	$3,143	$2,966	$177	6.0%
Operating margin:
Aerospace	20.4%	18.9%
Combat Systems	16.1%	15.5%
Information Systems and Technology	11.4%	10.3%
Marine Systems	8.7%	9.0%
Total	13.8%	12.9%

* Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

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EXHIBIT E
CONSOLIDATED BALANCE SHEETS - (UNAUDITED)
DOLLARS IN MILLIONS

	October 1, 2017	December 31, 2016*
ASSETS
Current assets:
Cash and equivalents	$2,722	$2,334
Accounts receivable	3,391	3,399
Unbilled receivables	5,609	4,212
Inventories	5,781	5,817
Other current assets	577	772
Total current assets	18,080	16,534
Noncurrent assets:
Property, plant and equipment, net	3,461	3,477
Intangible assets, net	715	678
Goodwill	11,918	11,445
Other assets	740	1,038
Total noncurrent assets	16,834	16,638
Total assets	$34,914	$33,172
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$903	$900
Accounts payable	2,718	2,538
Customer advances and deposits	6,610	6,827
Other current liabilities	2,978	3,185
Total current liabilities	13,209	13,450
Noncurrent liabilities:
Long-term debt	3,979	2,988
Other liabilities	6,162	6,433
Total noncurrent liabilities	10,141	9,421
Shareholders’ equity:
Common stock	482	482
Surplus	2,841	2,819
Retained earnings	26,058	24,543
Treasury stock	(15,166)	(14,156)
Accumulated other comprehensive loss	(2,651)	(3,387)
Total shareholders’ equity	11,564	10,301
Total liabilities and shareholders’ equity	$34,914	$33,172

* Prior-period information has been restated for the adoption of Accounting Standards Update (ASU) 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, and ASC Topic 606, both of which we adopted on January 1, 2017.

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EXHIBIT F
CONSOLIDATED STATEMENTS OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months Ended
	October 1, 2017	October 2, 2016*
Cash flows from operating activities—continuing operations:
Net earnings	$2,276	$2,002
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	269	270
Amortization of intangible assets	57	70
Equity-based compensation expense	75	76
Deferred income tax provision	155	148
Discontinued operations, net of tax	—	97
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	26	21
Unbilled receivables	(1,361)	(907)
Inventories	57	(206)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	167	305
Customer advances and deposits	(296)	(554)
Income taxes payable	223	(14)
Other, net	233	64
Net cash provided by operating activities	1,881	1,372
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(364)	(56)
Capital expenditures	(273)	(244)
Other, net	53	18
Net cash used by investing activities	(584)	(282)
Cash flows from financing activities:
Purchases of common stock	(1,172)	(1,514)
Proceeds from fixed-rate notes	985	992
Dividends paid	(735)	(678)
Repayment of fixed-rate notes	—	(500)
Other, net	41	172
Net cash used by financing activities	(881)	(1,528)
Net cash used by discontinued operations	(28)	(44)
Net increase (decrease) in cash and equivalents	388	(482)
Cash and equivalents at beginning of period	2,334	2,785
Cash and equivalents at end of period	$2,722	$2,303

* Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

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EXHIBIT G
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	2017		2016 (a)
	Third Quarter		Third Quarter
Other Financial Information:
Debt-to-equity (b)	42.2%		35.8%
Debt-to-capital (c)	29.7%		26.3%
Book value per share (d)	$38.73		$35.68
Total income tax payments	$70		$217
Company-sponsored research and development (e)	$120		$99
Shares outstanding	298,582,883		304,519,550

Non-GAAP Financial Measures:
	2017		2016
	Third Quarter	Nine Months	Third Quarter	Nine Months
Free cash flow from operations:
Net cash provided by operating activities	$871	$1,881	$499	$1,372
Capital expenditures	(120)	(273)	(110)	(244)
Free cash flow from operations (f)	$751	$1,608	$389	$1,128

(a)	Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

(b)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(c)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.

(d)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(e)	Includes independent research and development and Aerospace product-development costs.

(f)
We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value (a)	Total Potential Contract Value
Third Quarter 2017:
Aerospace	$11,729	$86	$11,815	$1,909	$13,724
Combat Systems	17,060	494	17,554	4,607	22,161
Information Systems and Technology	7,109	2,413	9,522	14,384	23,906
Marine Systems	16,791	8,247	25,038	4,826	29,864
Total	$52,689	$11,240	$63,929	$25,726	$89,655
Second Quarter 2017:
Aerospace	$12,116	$120	$12,236	$1,911	$14,147
Combat Systems	16,749	281	17,030	4,845	21,875
Information Systems and Technology	6,809	2,085	8,894	14,389	23,283
Marine Systems	16,033	4,374	20,407	3,282	23,689
Total	$51,707	$6,860	$58,567	$24,427	$82,994
Third Quarter 2016 (b):
Aerospace	$13,260	$108	$13,368	$2,158	$15,526
Combat Systems	17,723	436	18,159	4,469	22,628
Information Systems and Technology	7,155	2,057	9,212	14,444	23,656
Marine Systems	15,080	8,001	23,081	4,172	27,253
Total	$53,218	$10,602	$63,820	$25,243	$89,063

(a)
The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value. We recognize options in backlog when the customer exercises the option and establishes a firm order.

(b)	Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

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EXHIBIT I
THIRD QUARTER 2017 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the third quarter of 2017:
Combat Systems:

•	$310 from the U.S. Army to design, develop and integrate multiple engineering changes into the Abrams M1A2 System Enhancement Package Version 3 (SEPv3), creating a SEPv4.

•	$270 from the Army to produce 45 Abrams M1A2 SEPv3 tanks, deliver M1A2 components and provide associated program support.

•	$260 from the Army and U.S. Air Force for various calibers of ammunition and ordnance.

•	$220 from an international customer to produce Piranha 3+ vehicles in five variants and provide associated program support.

•	$195 from the Army for the production of Hydra-70 rockets.

•	$175 from the Army for Stryker double-V-hull vehicles.

•	$35 from the Army for engineering and logistics support services for the Abrams family of vehicles.
Information Systems and Technology:

•	$455 from the Centers for Medicare & Medicaid Services for contact center services and cloud hosting support.

•	$110 from the Army for computing and communications equipment under the Common Hardware Systems-4 program.

•	$95 from the U.S. Department of State to provide supply chain management services.

•	$85 for work in support of the Trident II submarine weapons system.

•	$70 to deploy, operate and maintain network infrastructure in support of Joint Service Provider customers.

•	$70 from the U.S. Naval Air Warfare Center for design, development and support of shipboard and airborne systems.

•	$60 from the Defense Intelligence Agency to provide computer network defense support, information assurance and enterprise communication services.

•	$60 from the Army to provide continued software support and engineering for the Warfighter Information Network-Tactical Increment 2 program.
Marine Systems:

•
$5.1 billion from the Navy to complete the design and prototype development of the lead Columbia-class submarine. This contract has a potential value of approximately $6.1 billion, which includes our estimate of materials to be provisioned on the contract.

•	$180 from the Navy to provide research and development and lead-yard services for Virginia-class submarines.

•	$85 from the Navy to provide design, engineering, material and logistics support, and research and development activities for active U.S. submarines.

•	$35 from the Navy to produce a large vertical array fixture for Navy submarine acoustic detection efforts. This contract has a potential value of approximately $400.

•	$35 from the Navy to maintain Littoral Combat Ships.

•	Full funding from the Navy for the planning and construction of two Arleigh Burke-class destroyers, DDG 126 and DDG 127.

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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Third Quarter		Nine Months
	2017	2016*	2017	2016*
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	21	23	67	72
Mid-cabin aircraft	9	6	23	21
Total	30	29	90	93
Pre-owned Deliveries (units):	1	1	4	6

* Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

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